As filed with the Securities and Exchange Commission on May 20, 2011
                                             Registration No. 333-173814
-----------------------------------------------------------------------------
                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                              Amendment No. 1 to
                                   FORM S-1/A

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                                 Accend Media
             ------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                    NEVADA                               27-4479356
        -------------------------------               -----------------
        (State or Other Jurisdiction of               (I.R.S. Employer
         Incorporation or Organization)               Identification No.)

                                    7389
                        ----------------------------
                        (Primary Standard Industrial
                           Classification Number)
                        ----------------------------

                  8275 S. Eastern Avenue, Suite 200-306
                          Las Vegas, NV  89123
                              (702) 332-9888
        ----------------------------------------------------------------
              (Address, Including Zip Code and Telephone Number,
        Including Area Code, of Registrant's Principal Executive Offices)

                              Scott Gerardi
                 8275 S. Eastern Avenue, Suite 200-306
                          Las Vegas, NV  89123
                       Telephone:  (702) 332-9888
                          Fax:  702-549-5496
            --------------------------------------------------------
            (Name, Address, Including Zip Code and Telephone Number,
                   Including Area Code, of Agent for Service)

                    WITH COPIES OF ALL CORRESPONDENCE TO:

                            THOMAS C. COOK, ESQ.
                    LAW OFFICES OF THOMAS C. COOK, LTD.
                      500 N. RAINBOW BLVD., SUITE 300
                           LAS VEGAS, NV  89107
                          PHONE:  (702) 221-1925
                          FAX:    (702) 221-1963
                          ----------------------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

   If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

   If this Form is filed to register securities for an offering to be made on a continuous or delayed basis pursuant to Rule 415 under the Securities Act, please check the following box. [X]

   Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filed or a smaller reporting company.

   Large accelerated filer   [ ]                Accelerated filer         [ ]
   Non-accelerated filer     [ ]                Smaller reporting company [X]
   (Do not check if a smaller
    reporting company)


                       Calculation of Registration Fee

============================================================================
TITLE OF EACH                                     PROPOSED
CLASS OF                             PROPOSED     MAXIMUM
SECURITIES           AMOUNT          OFFERING     AGGREGATE     AMOUNT OF
TO BE                TO BE           PRICE PER    OFFERING      REGISTRATION
REGISTERED           REGISTERED(1)   SHARE(2)     PRICE         FEE
Common stock
$0.001 par value     6,000,000       $0.01(3)    $ 60,000(4)    $ 6.97

                  ----------------------------------------------------------

TOTAL                6,000,000       $0.01       $ 60,000       $ 6.97
============================================================================

(1) In the event of a stock split, stock dividend or similar transaction involving our common stock, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a).

(2) Represents common shares currently outstanding to be sold by the selling security holders. The Company will derive no financial benefit from the sales of these shares. Our selling shareholders' shares will sell at $0.01 per share for the entire duration of the offering until our shares are quoted on the OTC-BB and thereafter at prevailing market prices or privately negotiated prices.

(3)  This price was determined arbitrarily by the Company.

(4) The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o) under the Securities Act of 1933. Our Common Stock is not traded on any national exchange and in accordance with Rule 457, the offering price was determined by the price shares were sold to our stockholders in an offering exempt from registration pursuant to Regulation S promulgated under the Securities Act of 1933. The price of $0.01 is a fixed price at which the selling stockholders may sell their shares during the entire duration of the offering until such time as our Common Stock is quoted on the OTC Bulletin Board ("OTCBB") at which time the shares may be sold at prevailing market prices or privately negotiated prices.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

-----------------------------------------------------------------------------
| THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. | | WE MAY NOT SEE THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED | | WITH THE SEC IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL AND | | IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE |
| THE OFFER OR SALE IS NOT PERMITTED.                                       |
-----------------------------------------------------------------------------

              Subject to Completion, Dated _____________, 2011

                               PRELIMINARY PROSPECTUS

                                    ACCEND MEDIA


                                6,000,000 SHARES OF
                                   COMMON STOCK
                                  $0.01 PER SHARE

The selling stockholders of Accend Media (the "Company") named in this prospectus are offering shares of Common Stock through this Prospectus. The Company will not receive any of the proceeds from the sale of the shares by the selling stockholders. Our Common Stock is presently not traded on any market or securities exchange. The 6,000,000 shares of our Common Stock may be sold by the selling stockholders at a fixed price of $0.01 per share for the entire duration of the offering, or until our shares are quoted on the OTCBB and thereafter at prevailing market prices We are considered a shell company, the purchase of the securities offered through this prospectus involves a high degree of risk.

Selling shareholders are underwriters as defined under the Securities Act of 1933. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority ("FINRA") which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved. There can be no assurance that an active trading market for our shares will develop, or, if developed, that it will be sustained. In the absence of a trading market or an inactive trading market, investors may be unable to liquidate their investment or make any profit from the investment. We have agreed to bear the expenses relating to the registration of the shares for the selling stockholders of our Company.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING "RISK FACTORS" BEGINNING ON PAGE 6.

Neither the U. S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

You should rely only on the information contained in this Prospectus and the information we have referred you to. We have not authorized any person to provide you with any information about this Offering, the Company, or the shares of our Common Stock offered hereby that is different from the information included in this Prospectus. If anyone provides you with different information, you should not rely on it.


                 The date of this Prospectus is [Date]


                              Table of Contents

Part I
PROSPECTUS SUMMARY...................................................... 3
ABOUT OUR COMPANY....................................................... 3
THE OFFERING............................................................ 5
SUMMARY FINANCIAL DATA.................................................. 6
RISK FACTORS............................................................ 7
RISK FACTORS RELATING TO OUR COMPANY.................................... 7
RISK FACTORS RELATING TO OUR COMMON STOCK...............................11
USE OF PROCEEDS.........................................................14
DILUTION................................................................14
DETERMINATION OF THE OFFERING PRICE.....................................14
SELLING SECURITY HOLDERS................................................15
PLAN OF DISTRIBUTION....................................................19
DESCRIPTION OF SECURITIES...............................................21
DIVIDEND POLICY.........................................................21
LEGAL MATTERS...........................................................22
EXPERTS.................................................................22
DESCRIPTION OF BUSINESS.................................................25
DESCRIPTION OF PROPERTY.................................................27
LEGAL PROCEEDINGS.......................................................28
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION...............30
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS
      AND CORPORATE ....................................................33
EXECUTIVE COMPENSATION..................................................37
SECURITY OWNERSHIP OF CERTAIN BENEFICAL OWNERS AND MANAGEMENT...........38
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                          39
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES..........................39
FINANCIAL STATEMENTS....................................................40


A CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may", "should", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential" or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors," that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein.


                             PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this Prospectus. This summary does not contain all the information that you should consider before investing in the Common Stock. You should carefully read the entire Prospectus, including "Risk Factors", "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements, before making an investment decision. In this Prospectus, the "Company," "we," "us," and "our" refer to Accend Media unless the context otherwise requires. The term "fiscal year" refers to our fiscal year ended February 28. Unless otherwise indicated the term "Common Stock" refers to shares of the Company's common stock.


ABOUT OUR COMPANY

We are a Nevada Corporation incorporated on December 20, 2010. We provide internet marketing services for its clients, who seek increased sales and customer contact through online marketing channels. Our clients will include branded advertisers, direct marketers, lead aggregators, and agencies.

Our services include:

-Creating of advertising campaigns used to market products and/or services online.

-Designing and hosting of customized web pages for our customers.

-Development of software applications that provide increased efficiency, compliance and/or better monetization of online marketing campaigns. An example of our compliance application is the UnsubToday.com service for email suppression list management.

We issued twenty-four million (24,000,000) shares of our Common Stock to Scott Gerardi for $24,000 cash. Of these shares, one million (1,000,000) shares were subsequently transferred to Jonathan W. Marshall on March 1, 2011 in a private transaction. The shares issued to Scott Gerardi are subject to Rule 144 of the Securities Act of 1933 and as such, are defined as restricted securities.

Our principal executive offices are located at 8275 S. Eastern Avenue, Suite 200-306, Las Vegas, NV 89123, and our telephone number is (702) 332-9888.

TERMS OF THE OFFERING

The selling stockholders named in this Prospectus are offering shares of Common Stock of the Company for their own account (the "Offering"). We will not receive any of the proceeds from the sale of these shares of Common Stock. There will be 30,000,000 shares of our Common Stock outstanding prior to and after this Offering. The offering price of $0.01 (the "Offering Price") was determined based upon the price the shares of Common Stock were sold to our stockholders in an offering conducted pursuant to Regulation S, whereby all stockholders represented to us that they are non-U.S. persons as such is defined under Regulation S. Further, the Offering Price is a fixed price at which the selling stockholders may sell their shares until our Common Stock is quoted on the OTCBB, at which time the shares may be sold at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved. There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of the Common Stock may find it difficult to resell the securities offered herein should the purchaser desire to do so.

-----------------------------------------------------------------------------
                               The Offering

Securities Being Offered:           Up to 6,000,000 shares of common stock

Offering Price:                     The selling shareholders will sell our
                                    shares at $0.01 per share during the entire duration of the offering until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. There is no guarantee that our shares will be quoted for trading on the OTC Bulletin Board. We determined this offering price based upon the price of the last sale of our common stock to investors.

Terms of the Offering:              The selling shareholders will determine
                                    when and how they will sell the common
                                    stock offered in this prospectus.

Termination of the Offering:        The offering will conclude when all of the
                                    6,000,000 shares of common stock have been sold or we, in our sole discretion, decide to terminate the registration of the shares. We may decide to terminate the registration if it is no longer necessary due to the operation of the resale provisions of Rule 144.

Securities Issued                   30,000,000 shares of our common stock are
And to be Issued:                   issued and outstanding as of the date of
                                    this Prospectus. All of the common stock to be sold under this Prospectus will be sold by existing shareholders. The Selling shareholders are underwriters as defined under the Securities Act of 1933.

Use of Proceeds:                    We will not receive any proceeds from the
                                    sale of the common stock by the selling
                                    shareholders.




SUMMARY FINANCIAL DATA

The following summary financial data should be read in conjunction with "Management's Discussion and Analysis," "Plan of Operation" and the Financial Statements and Notes thereto, included elsewhere in this Prospectus. The statement of operations and balance sheet data for the year ended February 28, 2011 is derived from our audited financial statements.


                                                       Year ended
                                                     February 28, 2011
                                                         audited
                                                     -----------------
STATEMENT OF OPERATIONS

Revenues                                               $      0
Cost of revenues                                              0
General and Administrative Expenses                    $  4,346
Net Loss                                               $ (4,346)

BALANCE SHEET DATA

Cash                                                   $  45,851
Total Assets                                           $  45,851
Total Liabilities                                      $     122
Stockholders' Equity                                   $  45,729

RISK FACTORS


An investment in our Common Stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this Prospectus before investing in our Common Stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed.


RISKS RELATING TO OUR COMPANY


OUR AUDITOR HAS EXPRESSED SUBSTANTIAL DOUBT AS TO OUR ABILITY TO CONTINUE AS A GOING CONCERN.

We are a development stage company. Based on our financial history since inception, our auditor has expressed substantial doubt as to our ability to continue as a going concern. If we cannot obtain sufficient funding, we may have to delay or abandon the implementation of our business strategy.


WE HAVE NO OPERATING HISTORY THAT YOU CAN USE TO EVALUATE US, AND THE LIKELIHOOD OF OUR SUCCESS MUST BE CONSIDERED IN LIGHT OF THE PROBLEMS, EXPENSES, DIFFICULTIES, COMPLICATIONS AND DELAYS FREQUENTLY ENCOUNTERED BY A SMALL DEVELOPING COMPANY.

The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by a small company starting a new business enterprise and the highly competitive environment. Since we have no operating history, we cannot assure you that our business will be profitable or that we will ever generate sufficient revenues to meet our expenses and support our anticipated activities.


WE WILL REQUIRE FINANCING TO ACHIEVE OUR CURRENT BUSINESS STRATEGY AND OUR INABILITY TO OBTAIN SUCH FINANCING COULD PROHIBIT US FROM EXECUTING OUR BUSINESS PLAN AND CAUSE US TO DELAY OR ABANDON COMMENCEMENT OF OPERATIONS.

We will need to raise additional funds through public or private debt or sale of equity to achieve our current business strategy. Such financing may not be available when needed. Even if such financing is available, it may be on terms that are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. Our capital requirements to implement our business strategy will be significant. No assurance can be given that such funds will be available or, if available, will be on commercially reasonable terms satisfactory to us. There can be no assurance that we will be able to obtain financing if and when it is needed on terms we deem acceptable.

We estimate that our current cash resources will be sufficient to finance our operations, at the current level of activity, for a period of six to eight months. Over the next twelve months we expect to require $120,000 to fully implement our business plan. Our current cash resources are insufficient to finance our planned expenditures. To successfully execute our planned operations we will need to raise approximately $90,000. Our options for raising the funds include the public or private sale of our common stock, bank financing or further advances from our President. We have no plans for such financing and cannot guarantee that any such financing would be available.

If we are unable to obtain financing on reasonable terms, we could be forced to delay, diminish or abandon our plan of operation. Such inability to obtain financing on reasonable terms could have a material adverse effect on our business, operating results, or financial condition.


OUR FUTURE SUCCESS IS DEPENDENT, IN PART, ON THE PERFORMANCE AND CONTINUED SERVICES OF SCOTT GERARDI. WITHOUT HIS CONTINUED SERVICE, WE MAY BE FORCED TO INTERRUPT OR EVENTUALLY CEASE OUR OPERATIONS.

We are presently dependent to a great extent upon the experience, abilities and continued services of Scott Gerardi, our President and Chief Executive Officer. We currently do not have an employment agreement with Scott Gerardi. The loss of his services could have a material adverse effect on our business, financial condition or results of operation.


THE OFFERING PRICE OF THE SHARES WAS ARBITRARILY DETERMINED, AND THEREFORE SHOULD NOT BE USED AS AN INDICATOR OF THE FUTURE MARKET PRICE OF THE SECURITIES. THEREFORE, THE OFFERING PRICE BEARS NO RELATIONSHIP TO THE ACTUAL VALUE OF THE COMPANY, AND MAY MAKE OUR SHARES DIFFICULT TO SELL.

Since our Common stock is not listed or quoted on any exchange or quotation system, the offering price of $0.01 per share was arbitrarily determined. The Offering Price bears no relationship to the book value, assets or earnings of our Company or any other recognized criteria of value. The Offering Price should not be regarded as an indicator of the future market price of the securities.


WE WILL INCUR SIGNIFICANT COSTS TO BE A PUBLIC COMPANY TO ENSURE COMPLIANCE WITH REPORTING AND ACCOUNTING REQUIREMENTS AND WE MAY NOT BE ABLE TO ABSORB SUCH COSTS.

We will in the future incur significant costs associated with our public company reporting requirements, costs associated with accounting requirements and other rules implemented by the U. S. Securities and Exchange Commission. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. We expect our legal and audit costs to keep the Company fully reporting will cost us approximately $15,000 per year. We may not be able to absorb these costs of being a public company which will negatively affect our business operations.

WE HAVE TO KEEP UP WITH RAPID TECHNOLOGICAL CHANGE TO CONTINUE OFFERING OUR ADVERTISING CLIENTS COMPETITIVE SERVICES OR WE MAY LOSE CLIENTS AND BE UNABLE TO COMPETE.

Our future success will depend on our ability to continue delivering our advertising clients competitive results-based Internet marketing services.
In order to do so, we will need to adapt to rapidly changing technologies, to adapt our services to evolving industry standards and to improve the performance of our services. Our failure to adapt to such changes would likely lead to a loss of clients or a substantial reduction in the fees we would be able to charge versus competitors who have more rapidly adopted improved technology. Any loss of clients or reduction of fees would adversely impact our revenue. In addition, the widespread adoption of new Internet technologies or other technological changes could require substantial expenditures by us to modify or adapt our services or infrastructure. If we are unable to pass all or part of these costs on to our clients, our margins and, therefore, profitability will be reduced.


NEW TECHNOLOGIES COULD BLOCK OR FILTER OUR ADS, WHICH COULD REDUCE THE EFFECTIVENESS OF OUR SERVICES AND LEAD TO A LOSS OF CUSTOMERS.

Technologies may be developed that can block the display of our ads. We expect to derive a portion our revenues from fees paid to us by advertisers in connection with the display of ads on web pages. Any ad-blocking technology effective against our ad placements could severely restrict the number of advertisements that we are able to place before consumers resulting in a reduction in the attractiveness of our services to advertisers. If advertisers determine that our services are not providing substantial value, we may suffer a loss of clients. As a result, ad-blocking technology could, in the future, substantially decrease the number of ads we place resulting in a decrease in our revenues.


IF OUR BUSINESS PLAN IS NOT SUCCESSFUL, WE MAY NOT BE ABLE TO CONTINUE OPERATIONS AS A GOING CONCERN AND OUR STOCKHOLDERS MAY LOSE THEIR ENTIRE INVESTMENT IN US.

As discussed in the footnotes to financial statements included in this Offering Document, our auditors have given us a Going Concern comment. This raises substantial doubt that we will be able to continue operations as a going concern, and our independent auditors included an explanatory paragraph regarding this uncertainty in their report on our financial statements. Our ability to continue as a going concern is dependent upon our generating cash flow sufficient to fund operations and reducing operating expenses. Our business plans may not be successful in addressing these issues. If we cannot continue as a going concern, our stockholders may lose their entire investment with us.

IF THE ACCEPTANCE OF ONLINE ADVERTISING AND ONLINE DIRECT MARKETING DOES NOT INCREASE, OUR BUSINESS WILL SUFFER.

The demand for online marketing may not develop to a level sufficient to support our continued operations or may develop more slowly than we expect. We expect to derive our revenues from contracts with advertiser clients under which we provide online marketing services through our offer distribution network. The Internet has not existed long enough as a marketing medium to demonstrate its effectiveness relative to traditional marketing methods. Advertisers that have historically relied on traditional marketing methods may be reluctant or slow to adopt online marketing. Many advertisers have limited or no experience using the Internet as a marketing medium. In addition, advertisers that have invested substantial resources in traditional methods of marketing may be reluctant to reallocate these resources to online marketing. Those companies that have invested a significant portion of their marketing budgets in online marketing may decide after a time to return to more traditional methods if they find that online marketing is a less effective method of promoting their products and services than traditional marketing methods. Moreover, the Internet-based companies that have adopted online marketing methods may themselves develop more slowly than anticipated or not at all. This, in turn, may result in slower growth in demand for the online direct marketing services of the type we provide.

We do not know if accepted industry standards for measuring the effectiveness of online marketing, particularly of the cost per action model most commonly used by us, will develop. An absence of accepted standards for measuring effectiveness could discourage companies from committing significant resources to online marketing. Moreover, advertisers may determine that the cost per action pricing model is less effective in achieving, or entirely fails to achieve, their marketing objectives. If the market for Internet advertising fails to continue to develop, develops more slowly than we expect, or rejects our primary cost per action pricing model, our ability to place offers and generate revenues could be harmed.


WE MAY NOT BE ABLE TO COMPETE WITH OTHER INTERNET PROVIDERS, ALMOST ALL OF WHOM HAVE GREATER RESOURCES AND EXPERIENCE THAN WE DO.

Mostly all of our competitors have significantly greater financial, marketing and other resources and larger customer bases than we have. We are less financially leveraged than they are. As a result, these competitors may be able to: adapt to changes in customer requirements more quickly; introduce new and more innovative internet technological products more quickly; better adapt to downturns in the economy or other decreases in sales; better withstand pressure to accept customer concerns; take advantage of acquisition and other opportunities more readily; devote greater resources to the marketing and sale of their services; and adopt more aggressive pricing policies.

UPON THE EFFECTIVENESS OF THE REGISTRATION STATEMENT OF WHICH THIS PROSPECTUS IS A PART, WE WILL NOT BE REQUIRED TO FILE PROXY STATEMENTS PURSUANT TO THE SECURITIES EXCHANGE ACT OF 1934, WHICH MAY IMPEDE YOUR ABILITY TO OBTAIN INFORMATION ABOUT OUR BUSINESS AND OPERATIONS.

Upon effectiveness of this registration statement we will be subject to
Section 15(d) of the Exchange Act. Pursuant to Section 15(d) we are not required to file proxy statements. Proxy statements may be useful to investors in assessing corporate business decisions such as how management is paid and potential conflict-of-interest issues with auditors. Only if we register our Common Stock under the Exchange Act will we be required to file proxy statements. However, we may never file a Form 8A to register our Common Stock under Section 12 of the Exchange Act. If we do not file a Form 8A, we are not required to file proxy statements and it may impede your ability to obtain information about our business and operations which may have a negative effect on your investment.


RISKS RELATING TO OUR COMMON STOCK

RULE 144 SAFE HARBOR IS UNAVAILABLE FOR THE RESALE OF SHARES ISSUED BY
US UNLESS AND UNTIL WE CEASED TO BE A SHELL COMPANY AND HAVE SATISFIED THE REQUIREMENTS OF RULE 144(I)(1)(2).

JA Energy is a "shell company" as defined by Rule 12b-2 promulgated under the Exchange Act. Accordingly, the securities in this offering can only be resold through registration under the Securities Act, Section 4(1) of the Securities Act, if available, for non-affiliates, or by meeting the conditions of Rule 144(i) promulgated under the Securities Act. A "shell company" means a registrant, other than an asset-backed issuer, that has:

     o   No or nominal operations; and

     Either,

     o  no or nominal assets;
     o  assets consisting solely of cash and cash equivalents; or
     o assets consisting of any amount of cash and cash equivalents and nominal other assets.

The provisions of Rule 144(i) providing for the six month holding period are not available for the resale of securities initially issued by a "shell company."

Rule 144 safe harbor is unavailable for the resale of shares issued by us unless and until we have ceased to be a shell company and have satisfied the requirements of Rule 144(i)(1)(2). Notwithstanding paragraph (i)(1) of Rule 144, if the issuer of the securities previously had been shell company described in paragraph (i)(1)(i) but has ceased to be shell company described in paragraph (i)(1)(i); is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; has filed all reports and other materials required to be filed by Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports, and has filed current "Form 10 information" with the SEC reflecting its status as an entity that is no longer shell company described in paragraph (i)(1)(i), then those securities may be sold subject to the requirements of Rule 144 after one year has elapsed from the date that the issuer filed "Form 10 information" with the SEC.

The term "Form 10 information" means the information that is required by SEC Form 10, to register under the Exchange Act each class of securities being sold under Rule 144. The Form 10 information is deemed filed when the initial filing is made with the SEC.

In order for Rule 144 to be available, we must have certain information publicly available. We plan to publish information necessary to permit transfer of shares of our common stock in accordance with Rule 144 of the Securities Act, inasmuch as we have filed the registration statement with respect to this prospectus.



THERE IS NO LIQUIDITY AND NO ESTABLISHED PUBLIC MARKET FOR OUR COMMON STOCK AND WE MAY NOT BE SUCCESSFUL AT OBTAINING A QUOTATION ON A RECOGNIZED QUOTATION SERVICE. IN SUCH EVENT IT MAY BE DIFFICULT TO SELL YOUR SHARES.

There is presently no public market for our Common Stock. There can be no assurance that we will be successful at developing a public market or in having our Common Stock quoted on a quotation facility such as the OTCBB. There are risks associated with attempting to obtain a quotation for our Common Stock, including that broker dealers may not be willing to make a market in our Common Stock, or to request that our Common Stock be quoted on a quotation service. In addition, even if a quotation is obtained, the OTCBB and similar quotation services are often characterized by low trading volumes, and price volatility, which may make it difficult for an investor to sell our Common Stock on acceptable terms. If trades in our Common Stock are not quoted on a quotation facility, it may be very difficult for investors to find buyers for their shares of Company Common Stock.

WE MAY, IN THE FUTURE, ISSUE ADDITIONAL SHARES OF COMMON STOCK, WHICH WOULD REDUCE INVESTORS' PERCENT OF OWNERSHIP AND MAY DILUTE SHARE VALUE.

Our Articles of Incorporation authorize the issuance of 75,000,000 shares of Common Stock. As of the date of this Prospectus we had 30,000,000 shares of Common Stock outstanding. Accordingly, we may issue up to an additional 45,000,000 shares of common stock. The future issuance of Common Stock may result in substantial dilution in the percentage of Common Stock held by our then existing stockholders. We may value any Common Stock issued in the future on an arbitrary basis. The issuance of Common Stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares of Common Stock held by our investors, and might have an adverse effect on any trading market for our Common Stock.


CERTAIN COMPANY ACTIONS AND THE INTERESTS OF STOCKHOLDERS MAY DIFFER.

The voting control of the Company could discourage others from initiating a potential merger, takeover or another change-of-control transaction that could be beneficial to stockholders. As a result, the value of stock could be harmed. Purchasers should be aware that a single stockholder who is our sole officer and director owns approximately 77% of the Company's issued and outstanding Common Stock.


BECAUSE WE DO NOT INTEND TO PAY ANY CASH DIVIDENDS ON OUR COMMON STOCK, OUR STOCKHOLDERS WILL NOT BE ABLE TO RECEIVE A RETURN ON THEIR SHARES UNLESS THEY SELL THEM.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our Common Stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired.


THERE IS NO ASSURANCE OF A PUBLIC MARKET OR THAT THE COMMON STOCK WILL EVER TRADE ON A RECOGNIZED EXCHANGE. THEREFORE, YOU MAY BE UNABLE TO LIQUIDATE YOUR INVESTMENT IN OUR STOCK.

There is no established public trading market for our Common Stock. Our Common Stock is not and has not been listed or quoted on any exchange or quotation system. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

OUR COMMON STOCK IS CONSIDERED A PENNY STOCK, WHICH IS SUBJECT TO
RESTRICTIONS ON MARKETABILITY, SO YOU MAY NOT BE ABLE TO SELL YOUR SHARES.

If our Common Stock becomes tradable in the secondary market, we will be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our Common Stock, which in all likelihood would make it difficult for our stockholders to sell their Common Stock.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit their market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our Common Stock and may affect your ability to resell the Common Stock.


USE OF PROCEEDS

The selling stockholders are selling shares of Common Stock covered by this Prospectus for their own account. We will not receive any of the proceeds from the sale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the selling stockholders.


DETERMINATION OF OFFERING PRICE

The selling stockholders will sell our shares at the price of $0.01 per share during the entire duration of the offering and until our shares are quoted on the OTCBB, and thereafter at prevailing market prices or privately negotiated prices. This price was arbitrarily determined by us.


DILUTION

The Common Stock to be sold by the selling stockholders is Common Stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing stockholders.

SELLING STOCKHOLDERS

The shares of Common Stock being offered for sale by the selling stockholders hereunder consist of 6,000,000 shares of our Common Stock held by 31 stockholders who purchased the Common Stock in an offering exempt from registration pursuant to the exemption provided by Regulation S.

Each of the selling shareholders is an "underwriter" within the meaning of
the Securities Act in connection with each sale of shares.   The selling
shareholders will pay all commissions, transfer taxes and other expenses associated with their sales.

The selling stockholders may from time to time offer and sell any or all of their shares during the duration of this Offering at the fixed price of $0.01 per share unless and until a market develops for our shares, such as quotation on the Over-the-Counter Bulletin Board or listed on a national securities exchange.

All expenses incurred with respect to the registration of the Common Stock will be borne by us, but we will not be obligated to pay any underwriting fees, discounts, commissions or other expenses incurred by the selling stockholders in connection with the sale of such shares.

The following table sets forth information with respect to the maximum number of shares of Common Stock beneficially owned by the selling stockholders named below and as adjusted to give effect to the sale of the shares offered hereby. The table lists the number of shares of Common Stock beneficially owned by each selling stockholder as of the date of this Prospectus, the shares of Common Stock covered by this Prospectus that may be disposed of by each of the selling stockholders and the number of shares that will be beneficially owned by the selling stockholders assuming all of the shares covered by this Prospectus are sold.

The shares beneficially owned have been determined in accordance with rules promulgated by the U. S. Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. The information in the table below is current as of the date of this Prospectus. All information contained in the table below is based upon information provided to us by the selling stockholders and we have not independently verified this information. The selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time or from time to time since the date on which it provided the information regarding the shares beneficially owned, all or a portion of the shares beneficially owned in transactions exempt from the registration requirements of the Securities Act of 1933. The selling stockholders may from time to time offer and sell pursuant to this Prospectus any or all of the Common Stock being registered. The selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this Prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Except as may be indicated below, no selling stockholder is the beneficial owner of any additional shares of common stock or other equity securities issued by us or any securities convertible into, or exercisable or exchangeable for, our equity securities. No selling stockholder is a registered broker-dealer or an affiliate of a broker-dealer. In addition, the selling stockholders purchased the stock from us in the ordinary course of business. At the time of the purchase of the stock to be resold, none of the selling shareholders had any agreements or understandings with us, directly or indirectly, with any person to distribute the stock.

The following table provides as of the date of this Prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1.  the number of shares owned by each prior to this Offering;

2.  the total number of shares that are to be offered for each;

3. the total number of shares that will be owned by each upon completion of the Offering; and

4.  the percentage owned by each upon completion of the Offering.

                                            Total        Total
                                            Number of    Shares
                                            Shares to    to be      Percent
                                            be           Owned      Owned
                                            Offered for  Upon       Upon
                                Total       Selling      Completion Completion
                                shares      Shareholder  of this    of this
Name of Selling Stockholder     held        Account      Offering   Offering
-----------------------------   --------    -----------  ---------- -----------

Mirian Alvarez                  200,000     200,000      200,000     Nil
Paola Aparicio                  200,000     200,000      200,000     Nil
Rocio Bonila                     25,000      25,000       25,000     Nil
Alejandra Caballero              33,333      33,333       33,333     Nil
Irza Caballero                  200,000     200,000      200,000     Nil
Francisco Chan                  213,333     213,333      213,333     Nil
Glenis De Leon                  208,333     208,333      208,333     Nil
Sofia Delgado                    21,667      21,667       21,667     Nil
Pedro Fuentes                    75,000      75,000       75,000     Nil
Patricia Garcia                  33,333      33,333       33,333     Nil
Andres Gonzales                  45,000      45,000       45,000     Nil
Jose Agustin Gonzales           183,333     183,333      183,333     Nil
Kahlam Corp.(1)                 500,000     500,000      500,000     Nil
Marcia Lopez                     50,000      50,000       50,000     Nil
Sergio Madrid                   291,667     291,667      291,667     Nil
Yavel Mena                      225,000     225,000      225,000     Nil
Financial Pacific(2)            633,334     633,334      633,334     Nil
Panam-Plus Inc.(3)              333,333     333,333      333,333     Nil
Ernesto Paz                     220,000     220,000      220,000     Nil
Marisol Perez                    25,000      25,000       25,000     Nil
Nadine Ricord                   225,000     225,000      225,000     Nil
Pablo Rodriguez                  28,333      28,333       28,333     Nil
Aira Singh                      216,667     216,667      216,667     Nil
Tarsas Corp.(4)                 400,000     400,000      400,000     Nil
Wellner Corp(5)                 446,667     446,667      446,667     Nil
Annie Williams                  266,667     266,667      266,667     Nil
Carlos Williams                 283,333     283,333      283,333     Nil
Keysi Williams                  216,667     216,667      216,667     Nil
Luis Zelaya                     200,000     200,000      200,000     Nil

Total                         6,000,000   6,000,000    6,000,000       -%


1) Kahlam Corp., a Nevada Corporation, Via Usma, Casa No. 3 David, Chiriqui, Panama, Bany Lezcano, is beneficial owner who has the ultimate voting control over the shares held this entity. Bany Lezcano personally purchased these shares under Regulation S, and subsequently transferred these shares in a private transaction to Kahlam Corp.

2)  Financial Pacific, a Panamanian brokerage firm, located at Balboa Avenue
- BBVA Tower, 16th Floor , Panama, Republic of Panama. The following individuals in Panama purchased their shares under Regulation S, and subsequently transferred their shares to Financial Pacific, so they are positioned to liquidate their shares through this brokerage firm in the future: Jeffrey Donado, 250,000 shares; Miguel Ferreira, 166,667 shares and Jesus Henderson, 216,667 shares. Each of these three individuals are the beneficial owners of their shares and they have the ultimate voting control over the shares held on their behalf by Financial Pacific.

3) Panam-Plus Inc., a Nevada Corporation, Chanis, La Fontana, Edif. Mikonos Apto. PBD. Panama, Panama, Yorleine Madrid is beneficial owner who has the ultimate voting control over the shares held this entity. Yorleine Madrid personally purchased these shares under Regulation S, and subsequently transferred these shares in a private transaction to Panam-Plus Inc.

4) Tarsas Corp., a Nevada Corporation, Betania, Camino Real, Edif. Karina Apt 1B, Panama, Panama, Jorge Mendoza, is beneficial owner who has the ultimate voting control over the shares held this entity. Jorge Mendoza personally purchased these shares under Regulation S, and subsequently transferred his shares in a private transaction to Tarsas Corp.

5) Wellner Corp., a Nevada Corporation, Villa de Las Fuentes, Calle Primera, Casa No. 10, Panama, Panama, Ruben Garcia, is beneficial owner who has the ultimate voting control over the shares held this entity. Ruben Garcia personally purchased these shares under Regulation S, and subsequently transferred his shares in a private transaction to Wellner Corp.


To our knowledge, none of the selling stockholders or their beneficial owners:

   - other than as noted above, has had a material relationship with us other than as a stockholder at any time within the past three years; or

   - has ever been one of our officers or directors or an officer or director of our predecessors or affiliates

   -    are broker-dealers or affiliated with broker-dealers.

PLAN OF DISTRIBUTION
--------------------

The selling shareholders are underwriters as defined under the Securities
Act of 1933. The selling stockholders may sell some or all of their Common Stock at a fixed price of $0.01 per share during the entire duration of the offering until our shares are quoted on the OTCBB and thereafter at prevailing market prices or privately negotiated prices. Prior to being quoted on the OTCBB, stockholders may sell their shares in private transactions to other individuals at $0.01 per share. Although our Common Stock is not listed on a public exchange, we will plan to seek a listing on the OTCBB at some time in the future. In order to be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our Common Stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved. Sales by selling stockholders must be made at the fixed price of $0.01 during the entire duration of the offering until a market develops for the Common Stock.

If and when a market has been developed for our Common Stock, the shares may be sold or distributed from time to time by the selling stockholders directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. At such time, the distribution of the shares may be effected in one or more of the following methods:

o  ordinary brokers transactions, which may include long or short sales,
o transactions involving cross or block trades on any securities or market where our common stock is trading,
o  through direct sales to purchasers or sales effected through agents,
o through transactions in options, swaps or other derivatives (whether exchange listed of otherwise), or
o any combination of the foregoing.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We will not receive any proceeds from the sale of the shares of the selling stockholders pursuant to this Prospectus. We have agreed to bear the expenses of the registration of the Common Stock.

PENNY STOCK RULES

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks" as such term is defined by Rule 15g-9. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The Common Stock offered by this Prospectus constitutes penny stock under the Securities and Exchange Act. The Common Stock will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares of Common Stock in our Company will be subject to the penny stock rules.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the Commission, which: (i) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (ii) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (iii) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and significance of the spread between the bid and ask price;
(iv) contains a toll-free telephone number for inquiries on disciplinary actions; (v) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (vi) contains such other information and is in such form as the Commission shall require by rule or regulation. The broker-dealer also must provide to the customer, prior to effecting any transaction in a penny stock, (i) bid and offer quotations for the penny stock; (ii) the compensation of the broker-dealer and its salesperson in the transaction; (iii) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (iv) monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

BLUE SKY RESTRICTIONS ON RESALE

When a selling stockholder wants to sell shares of our Common Stock under the Prospectus which is a part of this registration statement, the selling stockholder will also need to comply with state securities laws, also known as "blue sky laws," with regard to secondary sales. All states offer a variety of exemptions from registration of secondary sales. The broker for a selling stockholder will be able to advise the stockholder as to which states have an exemption for secondary sales of our Common Stock.

Any person who purchases shares of our Common Stock from a selling stockholder pursuant to this Prospectus and who subsequently wishes to resell such shares will also have to comply with blue sky laws regarding secondary sales.

When this Prospectus becomes effective, a selling stockholder will indicate in which state(s) he or she wishes to sell the shares, and such seller's broker will be able to identify whether the stockholder will need to register in that state or may rely on an exemption from registration.


DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 75,000,000 shares of common stock, $0.001 par value per share. As of March 24, 2011 there were 30,000,000 shares of our Common Stock issued and outstanding held by 33 stockholders of record.


COMMON STOCK

The holders of our Common Stock have equal ratable rights to dividends from funds legally available if and when declared by our board of directors and are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs. Our Common Stock does not provide the right to preemptive, subscription or conversion rights, and there are no redemption or sinking fund provisions or rights. Our common stockholders are entitled to one non-cumulative vote per share on all matters on which stockholders may vote. Please refer to the Company's Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights of holders of the Company's Common Stock.


DIVIDEND POLICY

We have not paid any cash dividends to stockholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, general economic conditions and other pertinent factors. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

WARRANTS

There are no outstanding warrants to purchase our securities.


OPTIONS

There are no outstanding options to purchase our securities.


INTERST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Prospectus as having prepared or certified any part thereof or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of our Common Stock was employed on a contingency basis or had or is to receive, in connection with the Offering, a substantial interest, directly or indirectly, in our Company. Additionally, no such expert or counsel was connected with us as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.


AUDITING MATTER

Our financial statements for the period from our inception on December 20, 2010 to February 28, 2011 included in this Prospectus have been audited by De Joya Griffith & Company, LLC, an independent registered public accounting firm located at 2580 Anthem Village Drive, Henderson, NV 89052 and have been included in reliance upon such report given upon the authority of said firm as experts in accounting and auditing.


LEGAL MATTERS

The law office of Law Offices of Thomas C. Cook, LTD, 500 N. Rainbow Blvd., Suite 300, Las Vegas, NV 89107 has passed upon the validity of the Common Stock offered under this Prospectus.


ORGANIZATION WITHIN THE LAST FIVE YEARS

Accend Media is a private Nevada Corporation, whose business is focused in technology based Internet media, marketing, and software company that specializes in generating Internet based sales leads and product sales. We were incorporated on December 20, 2010 as a Nevada corporation under the name
Accend Media.   Activities to date have been limited primarily to
organization, initial capitalization, establishing administrative offices in Las Vegas, NV, and commencing our initial operational plans.

                         SHARES ELIGIBLE FOR FUTURE SALE
                         -------------------------------

Future sales of a substantial number of shares of our common stock in the public market could adversely affect market prices prevailing from time to time. The shares of our common stock offered may be resold without restriction or further registration under the Securities Act, except that any shares purchased by our "affiliates," as that term is defined under the Securities Act, may generally only be sold in compliance with Rule 144 under the Securities Act.

Rule 144
--------

In general, Rule 144 promulgated by the Securities and Exchange Commission pursuant to the Securities Act, provides:

If the issuer of the securities is, and has been for a period of at least 90 days immediately before the sale, subject to the reporting requirements of
Section 13 or 15(d) of the Exchange Act, a minimum of six months must elapse between the later of the date of the acquisition of the securities from the issuer, or from an affiliate of the issuer, and any resale of such securities in reliance on this section for the account of either the acquirer or any subsequent holder of those securities.

If the issuer of the securities is not, or has not been for a period of at least 90 days immediately before the sale, subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, a minimum of one year must elapse between the later of the date of the acquisition of the securities from the issuer, or from an affiliate of the issuer, and any resale of such securities in reliance on this section for the account of either the acquirer or any subsequent holder of those securities.

Except as provided in Rule 144, the amount of securities sold for the account of an affiliate of the issuer in reliance upon this section shall be determined as follows: If any securities are sold for the account of an affiliate of the issuer, regardless of whether those securities are restricted, the amount of securities sold, together with all sales of securities of the same class sold for the account of such person within the preceding three months, shall not exceed the greatest of: (A) one percent of the shares or other units of the class outstanding as shown by the most recent report or statement published by the issuer, or (B) the average weekly reported volume of trading in such securities on all national securities exchanges and/or reported through the automated quotation system of a registered securities association during the four calendar weeks preceding the filing of notice required by paragraph (h) of Rule 144, or if no such notice is required the date of receipt of the order to execute the transaction by the broker or the date of execution of the transaction directly with a market maker, or (C) the average weekly volume of trading in such securities reported pursuant to an effective transaction reporting plan or an effective national market system plan during the four-week period specified in paragraph (e)(1)(ii) of Rule 144.

Special provisions for "Shell Companies" such as Accend Media
-------------------------------------------------------------

The provisions of Rule 144 providing for the six month holding period are not available for the resale of securities initially issued by a "shell company" which is defined as an issuer, other than a business combination related shell company, as defined in Rule 405, or an asset-backed issuer, as defined in Item 1101(b) of Regulation AB, that has no or nominal operations; and either no or nominal assets; assets consisting solely of cash and cash equivalents; or assets consisting of any amount of cash and cash equivalents and nominal other assets; or an issuer that has been at any time previously an issuer described in paragraph (i)(1)(i) of Rule 144.

Notwithstanding paragraph (i)(1) of Rule 144, if the issuer of the securities previously had been an issuer described in paragraph (i)(1)(i) but has ceased to be an issuer described in paragraph (i)(1)(i); is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; has filed all reports and other materials required to be filed by Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports, and has filed current "Form 10 information" with the SEC reflecting its status as an entity that is no longer an issuer described in paragraph (i)(1)(i), then those securities may be sold subject to the requirements of Rule 144 after one year has elapsed from the date that the issuer filed "Form 10 information" with the SEC.

The term "Form 10 information" means the information that is required by SEC Form 10, to register under the Exchange Act each class of securities being sold under Rule 144. The Form 10 information is deemed filed when the initial filing is made with the SEC.

In order for Rule 144 to be available, Accend Media must have certain information publicly available. We plan to publish information necessary to permit transfer of shares of our common stock in accordance with Rule 144 of the Securities Act, in as much as we have filed the registration statement with respect to this prospectus.

DESCRIPTION OF BUSINESS

Business Model

Description of Business

Accend Media provides internet marketing services for its clients, who seek increased sales and customer contact through online marketing channels. The Company's clients will include branded advertisers, direct marketers, lead aggregators, and agencies.

Our services include:

-Creating of advertising campaigns used to market products and/or services online.

-Designing and hosting of customized web pages for our customers.

-Development of software applications that provide increased efficiency, compliance and/or better monetization of online marketing campaigns. An example of our compliance application is the UnsubToday.com service for email suppression list management.

Accend Media is powered by its own proprietary Lead Generation Software Platform. This technology platform allows the Company to process and sell real-time leads to clients across multiple verticals. The platform employs a rules-based decision engine designed to maximize the value of every lead that it processes. The platform conducts comprehensive detailed analysis of every lead entering the system as well as the pool of clients eligible to purchase the lead. The system also monitors consumer and publisher activity which allows us to analyze the effectiveness of different marketing campaigns, advertisements and specific promotions. This software tool helps us separate performing campaigns from non-performing campaigns, which allows us to maximize our internal profit margin while best serving our clients needs.

Marketing Strategy
------------------
Accend Media plans to own and operate a variety of Internet websites. The Company plans to generate traffic to its websites both internally and from third party internet advertising. The Company's Web properties and marketing activities are designed to generate real-time response based marketing results for our clients.

While visiting one of our Accend Media's websites, consumers will be given the opportunity to sign up, purchase and/or ask to be contacted about various product and service offerings. These web websites generate a variety of transactional results ranging from: (a) Web traffic; (b) inbound telemarketing calls; (c) outbound telemarketing leads; (d) marketable profiled data lists of consumers; (e) targeted response leads; and (f) completed applications for products and services.

Accend Media plans to utilize a number of online marketing channels to build our databases. These include but are not limited to:

Email Marketing
---------------

The Company's websites will be promoted through CANSPAM compliant opt-in email marketing newsletters. Advertising dollars for email marketing are typically spent on a Cost-Per-Acquisition basis, but Accend Media also employs on a Cost-Per-Click or Cost-Per-Million basis.

Search Engine Marketing
-----------------------

Accend Media plans to utilize search engine marketing to direct consumers to its websites. Funds generated from the program will be placed in an open account with each provider and are spent on a Cost-Per-Click auction basis. Google, Yahoo, and Bing are the primary 3 search engines providers used.

Display Advertising
-------------------

Accend Media plans to purchase an advertising inventory by placing a banner, button, or text link on websites owned by third party companies. When consumers click on our banner, button, or text link, they are referred to our website. Using an ad server and our internal platform, we gauge effectiveness and return on investment of each advertising campaign.

Affiliate Marketing
-------------------

Accend Media plans to engage publishers to run its offers and promotions on a Cost Per Action basis. Publishers are provided with real-time commission tracking.

Sales Strategy
--------------

Accend Media plans to sell its products and services to a network of participating lead buyers and advertisers in various categories. Some of these categories include - but are not limited to - the financial, insurance, travel, automotive, and deal of the day coupon industries.

Accend Media delivers internet marketing leads to business buyers in a lead auction format. This format allows clients to bid on qualified leads as they are created. Management believes this is the best way to derive the highest revenue per lead in the marketplace.

Software Development
--------------------

Our sole officer is responsible for all Accend Media's software development, management, and upgrades. He creates all new client accounts and implements lead delivery options based on customer needs. He is responsible for continually upgrading the Lead Generation Software Platform to accommodate new feature sets and increased scalability.

Competition
-----------

The internet lead generation and product sales marketplace is highly competitive. Management believes that Accend Media's proprietary Lead Generation Software Platform provides the company with a competitive advantage within the marketplace because of its concurrent ability to exploit the most effective marketing campaigns while selling leads at their highest value. A number of competitors are active in specific aspects of our business. In the area of business sales lead products, Accend Media faces competition primarily from companies such as Experian, Equifax, Acxiom,
Quinstreet, Atrinsic, and ValueClick.    These major competitors offer online
leads directly to the end customer and sell their online leads through reseller networks. In the area of email compliance software, Accend Media faces competition from Digital River, Unsub Central, and Optizmo.

Government Regulation
---------------------

We are subject to federal, state and local laws and regulations affecting our business. Although the Company plans on obtaining all required federal and state permits, licenses, and bonds to operate its facilities, there can be no assurance that the Company's operation and profitability will not be subject to more restrictive regulation or increased taxation by federal, state, or
local agencies.   New laws and regulations may restrict specific Internet
activities, and existing laws and regulations may be applied to Internet activities, either of which could increase our costs of doing business over the Internet and adversely affect the demand for our advertising services.
In the United States, federal and state laws already apply or may be applied in the future to areas, including children's privacy, copyrights, taxation, user privacy, search engines, Internet tracking technologies, direct marketing, data security, pricing, sweepstakes, promotions, intellectual property ownership and infringement, trade secrets, export of encryption technology, acceptable content and quality of goods and services.

Government Approval

There are currently no regulations governing our products or services.


DESCRIPTION OF PROPERTY


Our principal executive offices are located at 8275 S. Eastern Avenue, Suite 200-306, Las Vegas, NV 89123, and our telephone number is (702) 332-9888. This office is located in a building with a number of other unrelated offices and it basically consists of an executive suite which is being rented for less than $100.00 per month.

LEGAL PROCEEDINGS

We are not aware of any pending or threatened legal proceedings which involve us.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET INFORMATION

ADMISSION TO QUOTATION ON THE OTC BULLETIN BOARD

We intend at some time in the future to have our Common Stock be quoted on the OTC Bulletin Board. If our Common Stock is not quoted on the OTCBB, a stockholder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities. The OTCBB differs from national and regional stock exchanges in that it:

(1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and (2) securities admitted to quotation are offered by one or more broker-dealers.

To qualify for quotation on the OTCBB, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the listing of a company's securities. We do not yet have an agreement with a registered broker-dealer, as the market maker, willing to list bid or sale quotations and to sponsor the Common Stock of the Company. We may not now and may never qualify for quotation on the OTCBB.

TRANSFER AGENT

We have not retained a transfer agent to serve as transfer agent for shares of our Common Stock. Until we engage such a transfer agent, we will be responsible for all record-keeping and administrative functions in connection with the shares of our Common Stock.

HOLDERS

As of May 20, 2011 we had 30,000,000 shares of our Common Stock issued and outstanding held by 33 holders of record.

The selling stockholders are offering hereby up to 6,000,000 shares of common stock at a fixed price of $0.01 per share during the entire duration of the offering.

The 23,000,000 shares of common stock held by our President, Scott Gerardi, and the 1,000,000 shares of common stock held by Jonathan W. Marshall are not eligible for sale pursuant to Rule 144 until the company is no longer a shell company and adequate information (Form 10 information) has been available to the market for a period of twelve months.

SECURITIES AUTHORIZED UNDER EQUITY COMPENSATION PLANS

We have no equity compensation or stock option plans. We may in the future adopt a stock option plan.


REGISTRATION RIGHTS

We have not granted registration rights to any of our stockholders.


AVAILABLE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the Common Stock offered hereby. This Prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding our Common Stock and our Company, please review the registration statement, including exhibits, filed as a part thereof. Statements in this Prospectus as to the contents of any document filed as an exhibit to the registration statement, set forth the material terms of such document but are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

We are not currently subject to the informational requirements of the Exchange Act. Upon the effectiveness of the registration statement offering the Common Stock described herein, we will be subject to the informational requirements of the Exchange Act. In accordance therewith, we will file quarterly and annual reports and other information with the SEC. The registration statement, reports and other information, including the exhibits and schedules thereto, may be inspected at the Public Reference Room of the SEC at 100 F Street N.E, Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Room of the SEC at prescribed rates. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Such materials may also be accessed electronically by means of the SEC's website at http://www.sec.gov.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This section of the Registration Statement includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions. The following discussion should be read in conjunction with our financial statements, including the notes thereto, appearing elsewhere in this Prospectus. The discussion of results, causes and trends should not be construed to imply any conclusion that these results or trends will necessarily continue into the future.


RESULTS OF OPERATIONS

Revenues
--------

We have a limited operational history. From our inception on December 20, 2010 to February 28, 2011 we did not generate any revenues. We anticipate that we will incur substantial losses for the foreseeable future and our ability to generate any revenues in the next 12 months continues to be uncertain.

Expenses
--------

During the year ended February 28, 2011 we incurred total operating expenses of $4,346, classified as general & administrative. These expenses included organizational expenses and audit expenses.

From our inception on December 20, 2010 to February 28, 2011 we incurred total operating expenses of $4,346.

Net Loss
--------

During the year ended February 28, 2011 we incurred a net loss of $4,346. From our inception on December 20, 2010 to February 28, 2011 we incurred a net loss of $4,346.

PLANNED OPERATIONS

Over the next twelve months our planned operations consist primarily of building our infrastructure and customer base.

                                                            Anticipated
                                 Manner                     time needed to
        Milestone                of achievement             complete milestone
  ----------------------------------------------------------------------------

1.    Business plan       Prepared by officer of the       Already completed
      developed           Company

2.    Registered          Files Form S-1 Registration      In process
      Company with
      the SEC

3.    Company becomes     Files Registration               Following
      non-deficient       with SEC and completes           Effectiveness
      fully reporting     comments                         of Registration

4.    Broker-dealer       Company seeks a                  Following
      applies for         market maker                     Effectiveness
      OTC-BB listing                                       of Registration

5.    Business plan       Pipe transaction to              Six months after
      fully funded        raise $200,000 (stock            OTC-BB listing
                          must be trading)

6.    The Company         Business fully                   18-24 months
      operates at a       operational                      after funding
      profit

Our subsequent milestones are based on the number of reseller agreements entered into. The timing of achieving subsequent milestones cannot be reliably determined, as noted above. Due to the uncertainty of establishing the timing of future milestones, the associated costs, likewise cannot be reasonably estimated.

At present we are not able to estimate when we will be able to generate sustained revenues. The Company expects to be in a better position to project its milestones and its ability to generate sustained revenues at such time as the Company is able to fully implement its business plan and believes that projections beyond its first milestone would be speculative.

LIQUIDITY AND CAPITAL RESOURCES

As of February 28, 2011 we had $45,851 in cash, $45,851 in total assets, $122 in total liabilities, working capital of $45,729 and an accumulated deficit of $4,346.

During the year ended February 28, 2011 we used net cash of $4,224 in operations, generated cash of $50,075 from financing activities and had no cash flows from investing activities. From our inception on December 20, 2010 to February 28, 2011 we used net cash of $4,224 in operations, generated cash of $50,075 from financing activities and had no cash flows from investing activities.

We are dependent on funds raised through equity financing and loans from our President. Since our inception on December 20, 2010, we have raised proceeds of $50,000 in cash from the sale of our common stock.

Over the next twelve months we expect to require $200,000 in financing to commence our planned operations. Our current cash resources are insufficient to finance our planned expenditures. We estimate that our current cash resources will be sufficient to finance our operations, at the current level of activity, for a period of twelve months, which estimate includes the additional expenses the Company will incur upon becoming a reporting company. We do not expect to have significant capital expenditures in the after the next twelve months. To successfully commence our planned operations we will need to raise approximately $200,000 in additional financing. We anticipate raising the funds through the sale of our common stock and further loans from our President. However, there are no assurances that we will be able to raise funds via either of these two options. Our ability to raise financing in the equity markets are uncertain as the equity markets, in recent years, have been depressed especially for start-up companies like ourselves. We expect that our President will extend further loans to us but he has no obligation or commitment to do so.


GOING CONCERN CONSIDERATION

We have not generated any revenues since inception. As of February 28, 2011 we had accumulated losses of $4,346. Our independent auditors included a paragraph in their report on the accompanying financial statements regarding concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors. Our financial statements do not include any adjustments related to the recoverability or classification of asset-carrying amounts or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

OFF BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements including arrangements that would affect our liquidity, capital resources, market risk support and credit risk support or other benefits.


       DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS
                           AND CORPORATE GOVERNANCE

The following table sets forth the names and ages of the current directors and executive officers of the Company, the principal offices and positions with the Company held by each person and the date such person became a director or executive officer of the Company. The executive officers of the Company are elected annually by the Board of Directors. The directors serve one-year terms until their successors are elected. The executive officers serve terms of one year or until their death, resignation or removal by the Board of Directors. There are no family relationships among any of the directors and officers.


NAME                 AGE                         POSITION
------------------------------------------------------------------------------
Scott Gerardi        45               Chairman, CEO, Treasurer and Secretary


Biography of Scott J. Gerardi, Officer and Director
---------------------------------------------------

Scott J. Gerardi is an online advertising and lead generation veteran that possesses over 20-years experience in new media.

2009 - 2010  -  Monster Offers - President and Director.

2008 - Present - SJG Ventures, Inc. - Owner & President, Independent consultant with emphasis on lead generation, data monetization, and developing marketing strategies for advertisers new to the Internet.

2002 - 2008 - eForce Media, Inc., Santa Monica, CA - VP of Operations and Co-Founder of this online lead generation and customer identification company. Instrumental in transforming the company from a three person team servicing one vertical into a venture capital backed 125 person organization operating in 12 verticals.

1989 - 2000 - NTN Communications, Inc. / NTN Buzztime, Inc., Carlsbad, CA (AMEX: NTN) - Held numerous positions for pioneer company within the emerging interactive television and online entertainment industries. Developed award winning 'play along' applications in conjunction with live television broadcasts as well as prototype electronic applications for the now billion dollar fantasy sports industry. Responsible for creating strategic relationships and creating interactive programs for partners including NFL.com, NHL.com, America Online, DirecTV, CBSSportline.com, and FoxSports.com.

Education:
----------

Mr. Gerardi is a 1989 graduate of San Diego State University in San Diego, California, with a BS degree in Marketing.

Involvement in Certain Legal Proceedings
----------------------------------------

Our sole director, executive officer and control persons has not been involved in any of the following events during the past ten years and which is material to an evaluation of the ability or the integrity of our director or executive officer:

1. any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2. any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

3. being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

4. being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

5. any judicial or administrative proceedings resulting from involvement in mail or wire fraud or fraud in connection with any business entity;

6. Any judicial or administrative proceedings based on violations of federal or state securities, commodities, banking or insurance laws and regulations, or any settlement to such actions; and

7. Any disciplinary sanctions or orders imposed by a stock, commodities or derivatives exchange or other self-regulatory organization.

Board of Directors
------------------

Our board of directors consists of only one member, Scott Gerardi, who serves one-year terms without any compensation.

Term of Office

Our director was appointed for a one-year term to hold office until the next annual meeting of our stockholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until the next annual meeting of the board of directors and until such officer's successor shall have been elected and qualified subject to earlier resignation or removal by the board.


Audit Committee
---------------

The company does not presently have an Audit Committee. The sole member of the Board sits as the Audit Committee. No qualified financial expert has been hired because the company is too small to afford such expense.

Committees and Procedures
-------------------------

     (1) The registrant has no standing audit, nominating and compensation committees of the Board of Directors, or committees performing similar functions. The Board acts itself in lieu of committees due to its small size.

     (2) The view of the board of directors is that it is appropriate for the registrant not to have such a committee because its director participate in the consideration of director nominees and the board and the company are so small.

     (3) The members of the Board who acts as nominating committee is not independent, pursuant to the definition of independence of a national securities exchange registered pursuant to section 6(a) of the Act (15 U.S.C. 78f(a).

     (4) The nominating committee has no policy with regard to the consideration of any director candidates recommended by security holders, but the committee will consider director candidates recommended by security holders.

     (5) The basis for the view of the board of directors that it is appropriate for the registrant not to have such a policy is that there is no need to adopt a policy for a small company.

     (6) The nominating committee will consider candidates recommended by security holders, and by security holders in submitting such recommendations.

     (7) There are no specific, minimum qualifications that the nominating committee believes must be met by a nominee recommended by security holders except to find anyone willing to serve with a clean background.

     (8) The nominating committee's process for identifying and evaluation of nominees for director, including nominees recommended by security holders, is to find qualified persons willing to serve with a clean backgrounds. There are no differences in the manner in which the nominating committee evaluates nominees for director based on whether the nominee is recommended by a security holder, or found by the board.


Code of Ethics
--------------

We have not adopted a Code of Ethics for the Board and any salaried employees.

EXECUTIVE COMPENSATION

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officer paid by us for the Company's last completed fiscal year in all capacities for the accounts of our executives, including the Chief Executive Officer (CEO).


SUMMARY COMPENSATION TABLE

Compensation
------------

As a result of the Company's currently limited available cash, no officer or director received compensation from December 20, 2010 (inception) through February 28, 2011. Accend Media did compensate its sole officer $10,000 in March, 2011.

Summary Compensation Table

                                                             All
                             Fiscal                         Other
                              Year                          Compen-
                             ending  Salary Bonus  Awards   sation    Total
Name and Principal Position  Feb 28  ($)    ($)    ($)      ($)      ($)
---------------------------------------------------------------------------
Scott Gerardi      CEO/Dir.   2011   -0-    -0-    -0-       -0-     -0-
---------------------------------------------------------------------------

Special Note:
-------------

Since Scott Gerardi is our sole officer/director who owns 76.6% of the issued and outstanding shares in the Company, and we do not have an Executive Compensation Committee, Scott Gerardi has the ability to determine his own compensation without shareholder approval.

We do not maintain key-man life insurance for our executive officer/ director. We do not have any long-term compensation plans or stock option plans.

As of the date hereof, there have been no grants of stock options to purchase our Common Stock made to the executive officer named in the Summary Compensation Table.

There have been no awards made to the named executive officer under any long term incentive plan.

Compensation of Directors
-------------------------

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to our sole director in such capacity.

Employees and Employment Agreements
-----------------------------------

We currently do not have any employees.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information, to the best of our knowledge, about the ownership of our common stock on March 24, 2011 relating to those persons known to beneficially own more than 5% of our capital stock and by our named Executive Officer and Directors.

Beneficial ownership is determined in accordance with the rules of the
U. S. Securities and Exchange Commission and does not necessarily indicate beneficial ownership for any other purpose. Under these rules, beneficial ownership includes those shares of common stock over which the stockholder has sole or shared voting or investment power. It also includes shares of common stock that the stockholder has a right to acquire within 60 days after

March 24, 2011 pursuant to options, warrants, conversion privileges or other right. The percentage ownership of the outstanding common stock, however, is based on the assumption, expressly required by the rules of the Securities and Exchange Commission, that only the person or entity whose ownership is being reported has converted options or warrants into shares of Monster Offers common stock. The Company does not have any outstanding options, warrants or other securities exercisable for or convertible into shares of its common stock.

                                          AMOUNT AND
                                          NATURE OF
TITLE OF    NAME OF BENEFICIAL            BENEFICIAL         PERCENT OF
CLASS       OWNER AND POSITION            OWNERSHIP          CLASS(1)
-----------------------------------------------------------------------------
Common      Scott J. Gerardi (2)          23,000,000            76.6%
            Chairman & CEO
-----------------------------------------------------------------------------
DIRECTORS AND OFFICERS AS A GROUP
                     (1 person)           23,000,000            76.6%

(1)  Based upon 30,000,000 shares outstanding as of the date hereof.
(2)  Scott J. Gerardi, 8275 S. Eastern Avenue, Suite 200-306, Las Vegas,
     NV  89123

              CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our sole officer/director is also our primary shareholder. Our sole officer/director controls 23,000,000 shares of our common stock, or approximately 77% of our outstanding common stock.

The Company's Director has contributed office space for our use for all periods presented. There is no charge to us for the space, and the director will not seek compensation for the use of this space.

Our sole officer and director, Scott J. Gerardi can be considered a promoter of Accend Media in consideration of his participation and managing of the business of the company since its incorporation.


              INDEMNIFICATION OF SECURITIES ACT LIABILITIES

Our director and officer is indemnified as provided by the Nevada Revised Statutes and our Bylaws. We have agreed to indemnify our director and officer against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our director, officer and controlling person pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                 ACCEND MEDIA


                       (A Development Stage Company)

                             FINANCIAL STATEMENTS

                               February 28, 2011

                     De Joya Griffith & Company, LLC

               CERTIFIED PUBLIC ACCOUNTANTS & CONSULTANTS


         REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
         -------------------------------------------------------


To the Board of Directors and Stockholders
Accend Media,

We have audited the accompanying balance sheet of Accend Media, (A Development Stage Company) as of February 28, 2011 and the related statements of operations, stockholders' equity, and cash flows for the year ended February 28, 2011 and from inception (December 20, 2010) to February 28, 2011. Accend Media, management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over the financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Accend Media (A Development Stage Company) as of February 28, 2011, and the results of its operations and its cash flows for the period ended February 28, 2011 and from inception (December 20, 2010) to February 28, 2011 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered recurring losses from operations, which raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


De Joya Griffith & Company, LLC
/s/ De Joya Griffith & Company, LLC
Henderson, Nevada
April 22, 2011

                              Accend Media
                       (A Development Stage Company)
                               Balance Sheet
                                (Audited)



                                                          February 28,
                                                              2011
                                                         -------------
Assets

Current assets:
   Cash                                                  $     45,851
                                                         -------------
     Total current assets                                      45,851
                                                         -------------
Total assets                                             $     45,851
                                                         =============

Liabilities and Stockholders' Equity

Current liabilities:
   Accounts payable                                      $        122
                                                         -------------
     Total current liabilities                                    122
                                                         -------------
Total liabilities                                                 122
                                                         -------------

Stockholders' equity:
   Common stock, $0.001 par value, 75,000,000
    shares authorized, 30,000,000 issued and
    outstanding as of February 28, 2011                        30,000
   Additional paid-in capital                                  20,075
   Deficit accumulated during development stage                (4,346)
                                                         -------------
   Total stockholders' equity                                  45,729
                                                         -------------
Total liabilities and stockholders' equity                $    45,851
                                                         =============




   The accompanying notes are an integral part of these financial statements.

                                Accend Media
                       (A Development Stage Company)
                          Statement of Operations
                                (Audited)



                                                             From Inception
                                                          (December 20, 2010)
                                                             to February 28,
                                                                 2011
                                                            ----------------

Revenue                                                     $             -
                                                            ----------------

Expenses:
  General & administrative                                            4,346
                                                            ----------------
     Total expenses                                                   4,346
                                                            ----------------

Net loss                                                    $        (4,346)
                                                            ================

Weighted average number of
 common shares outstanding
 Basic                                                           20,140,845
                                                            ================

Net loss per share                                          $         (0.00)
                                                            ================










  The accompanying notes are an integral part of these financial statements.

                                Accend Media
                       (A Development Stage Company)
                     Statement of Stockholders' Equity
   For the Period from Inception (December 20, 2010) to February 28, 2011
                                (Audited)

                                                       Deficit
                            Common Stock   Additional Accumulated   Total
                        ------------------- Paid-in    During   Stockholders'
                           Shares   Amount  Capital  Development    Equity
                        ----------- ------- -------- ---------- -----------
Inception
 December 20, 2010               -  $    -  $     -  $       -  $        -

December 20, 2010
 Founders shares issued
 for cash at $0.001
 per share               20,000,000  20,000        -          -      20,000

December 20, 2010
 Contributed Capital              -       -       75          -          75

February 28, 2011
 Founders shares issued
 for cash at $0.003 per
 share                    4,000,000   4,000    8,000          -      12,000

February 28, 2011
 Shares issued for cash
 pursuant to Regulation S
 offering at $0.003 per
 share                    6,000,000   6,000   12,000          -      18,000

Net loss                          -       -        -     (4,346)     (4,346)
                        ----------- ------- -------- ---------- -----------

Balance,
February 28, 2011        30,000,000 $30,000 $ 20,075  $  (4,346) $   45,729
                        =========== ======= ========  ========== ===========





  The accompanying notes are an integral part of these financial statements.

                                Accend Media
                       (A Development Stage Company)
                          Statement of Cash Flows
                                (Audited)



                                                             From Inception
                                                          (December 20, 2010)
                                                             to February 28,
                                                                  2011
                                                            ----------------
Operating activities:
Net loss                                                    $        (4,346)
Changes in current assets and liabilities
Increase in accounts payable                                            122
                                                            ----------------
Net cash used by operating activities                                (4,224)
                                                            ----------------

Financing activities:
Proceeds from Issuance of common stock                               50,000
Contribution to capital                                                  75
                                                            ----------------
Net cash provided by financing activities                            50,075
                                                            ----------------

Net increase in cash                                                 45,851
Cash - beginning of the year                                              -
                                                            ----------------
Cash - end of the year                                      $        45,851
                                                            ================

Supplemental disclosures:
   Income taxes paid                                        $             -





  The accompanying notes are an integral part of these financial statements.

                                Accend Media
                       (A Development Stage Company)
                       Notes to Financial Statements
                             February 28, 2011
                                 (Audited)

NOTE 1.   General Organization and Business

The Company was organized on December 20, 2010 (Date of Inception) under the laws of the State of Nevada, as Accend Media. The Company is a Development Stage Company as defined by Guide 7 of the Securities Exchange Commission's Industry Guide and FASB ASC 915 "Development Stage Entities".

NOTE 2.    Summary of Significant Accounting Policies

Basis of Accounting
-------------------
The financial statements and accompanying notes are prepared under full accrual of accounting in accordance with generally accepted accounting principles of the United States of America ("US GAAP").

Cash and Cash Equivalents
-------------------------
For purposes of the statement of cash flows, the Company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents.

Earnings per Share
------------------
The basic earnings (loss) per share is calculated by dividing the Company's net income (loss) available to common shareholders by the weighted average number of common shares issued and outstanding during the year. The diluted earnings (loss) per share is calculated by dividing the Company's net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted as of the first year for any potentially dilutive debt or equity.

The Company has not issued any options or warrants or similar securities since inception.

Revenue recognition
-------------------
The Company will recognize revenue when all of the following conditions are satisfied: (1) there is persuasive evidence of an arrangement; (2) the service has been provided to the customer; (3) the amount of fees to be paid by the customer is fixed or determinable; and (4) the collection of our fees is probable.

Dividends
---------
The Company has not yet adopted any policy regarding payment of dividends. No dividends have been paid during the period shown.

                                Accend Media
                       (A Development Stage Company)
                       Notes to Financial Statements
                             February 28, 2011
                                 (Audited)


Income Taxes
------------
The provision for income taxes is the total of the current taxes payable and the net of the change in the deferred income taxes. Provision is made for the deferred income taxes where differences exist between the period in which transactions affect current taxable income and the period in which they enter into the determination of net income in the financial statements.

Year-end
--------
The Company has selected February 28 as its year-end.

Advertising
-----------
Advertising is expensed when incurred. There has been no advertising costs incurred during the current period.

Use of Estimates
----------------
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.


NOTE 3 - Going concern

The Company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not commenced its planned principal operations and it has not generated any revenues. In order to obtain the necessary capital, the Company is seeking equity and/or debt financing. There are no assurances that the Company will be successful, without sufficient financing it would be unlikely for the Company to continue as a going concern. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might result from the outcome of this uncertainty.

                                Accend Media
                       (A Development Stage Company)
                       Notes to Financial Statements
                             February 28, 2011
                                 (Audited)

NOTE 4 - Stockholders' Equity and Contributed Capital

The Company is authorized to issue 75,000,000 shares of its $0.001 par value common stock.

On December 20, 2010, the Company issued 20,000,000 shares of its Common Stock to a founder for cash of $20,000.

On December 20, 2010, a director of the Company contributed capital of $75 for incorporating fees.

On February 28, 2011, the Company issued 4,000,000 shares of its Common Stock to a founder for cash of $12,000.

On February 28, 2011, the Company issued 6,000,000 shares of its Common Stock to shareholders for cash of $18,000 pursuant to a Regulation S offering.

As of February 28, 2011, there have been no stock options or warrants granted.

NOTE 5.   Related Party Transactions

The Company does not lease or rent any property. Office services are provided without charge by a director. Such costs are immaterial to the financial statements and, accordingly, have not been reflected therein. The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

On December 20, 2010, the Company issued 20,000,000 shares of its Common Stock to a founder for cash of $20,000.

On December 20, 2010, a director of the Company contributed capital of $75 for incorporating fees.

On February 28, 2011, the Company issued 4,000,000 shares of its Common Stock to a founder for cash of $12,000.

NOTE 6.    Provision for Income Taxes

The Company accounts for income taxes under FASB Accounting Standard Codification ASC 740 "Income Taxes". ASC 740 requires use of the liability

                                Accend Media
                       (A Development Stage Company)
                       Notes to Financial Statements
                             February 28, 2011
                                 (Audited)

NOTE 6.    Provision for Income Taxes (continued)
method. ASC 740 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences. Deferred tax assets and liabilities at the end of each period are determined using the currently enacted tax rates applied to taxable income in the periods in which the deferred tax assets and liabilities are expected to be settled or realized.

As of February 28, 2011, the Company had net operating loss carry forwards of $4,346 that may be available to reduce future years' taxable income through 2011. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards. Net operation losses will begin to expire in 2030.

Components of net deferred tax assets, including a valuation allowance, are as follows at February 28, 2011:

                                                     2011
                                                   --------
Deferred tax assets:
Net operating loss carry forward                  $   4,346
Less: valuation allowance                            (4,346)
                                                  ---------
Net deferred tax assets                          $       -
                                                  ---------

The valuation allowance for deferred tax assets as of February 28, 2011 was $4,346. In assessing the recovery of the deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income in the periods in which those temporary differences become deductible. Management considers the scheduled reversals of future deferred tax assets, projected future taxable income, and tax planning strategies in making this assessment. As a result, management determined it was more likely than not the deferred tax assets would not be realized as of February 28, 2011.

                                Accend Media
                       (A Development Stage Company)
                       Notes to Financial Statements
                             February 28, 2011
                                 (Audited)


The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes. The sources and tax effects of the differences are as follows:


                   U.S federal statutory rate      (35.0%)
                   Valuation reserve                35.0%
                                                   ------
                   Total                               -%

At February 28, 2011, we had an unused net operating loss carryover approximating $4,346 that is available to offset future taxable income which expires beginning 2030.


NOTE 7.   Operating Leases and Other Commitments

The Company has no lease or other obligations.

NOTE 8.   Recent Accounting Pronouncements

In January 2010, the FASB issued Accounting Standards Update 2010-01, "Equity (Topic 505): Accounting for Distributions to Shareholders with Components of Stock and Cash (A Consensus of the FASB Emerging Issues Task Force)". This amendment to Topic 505 clarifies the stock portion of a distribution to shareholders that allows them to elect to receive cash or stock with a limit on the amount of cash that will be distributed is not a stock dividend for purposes of applying Topics 505 and 260. This update is effective for interim and annual periods ending on or after December 15, 2009, and would be applied on a retrospective basis. The Company does not expect the provisions of ASU 2010- 01 to have a material effect on the financial position, results of operations or cash flows of the Company.

                                Accend Media
                       (A Development Stage Company)
                       Notes to Financial Statements
                             February 28, 2011
                                 (Audited)


In January 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-06 (ASU 2010-06), Fair Value Measurements and Disclosures (Topic 820): Improving Disclosures about Fair Value Measurements. This amendment to Topic 820 has improved disclosures about fair value measurements on the basis of input received from the users of financial statements. This is effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. Early adoption is permitted. The Company does not expect the provisions of ASU 2010-06 to have a material effect on the financial position, results of operations or cash flows of the Company.

In February 2010, the FASB issued Accounting Standards Update 2010-09 (ASU 2010-09), Subsequent Events (Topic 855), amending guidance on subsequent events to alleviate potential conflicts between FASB guidance and SEC requirements. Under this amended guidance, SEC filers are no longer required to disclose the date through which subsequent events have been evaluated in originally issued and revised financial statements. This guidance was effective immediately and we adopted these new requirements for the period ended June 30, 2010. The adoption of this guidance did not have a material impact on our financial statements.

In April 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-18 (ASU 2010-18), Receivables (Topic 310):
Effect of a Loan Modification When the Loan is Part of a Pool That Is Accounted for as a Single Asset-a consensus of the FASB Emerging Task Force. The amendments in this Update are effective for modifications of loans accounted for within pools under Subtopic 310-30 occurring in the first interim or annual period ending on or after July 15, 2010. The amendments are to be applied prospectively. Early application is permitted. The Company does not expect the provisions of ASU 2010-18 to have a material effect on the financial position, results of operations or cash flows of the Company.

                                Accend Media
                       (A Development Stage Company)
                       Notes to Financial Statements
                             February 28, 2011
                                 (Audited)


In April 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-17 (ASU 2010-17), Revenue Recognition-Milestone Method (Topic 605): Milestone Method of Revenue Recognition. The amendments in this Update are effective on a prospective basis for milestones achieved in fiscal years, and interim periods within those years, beginning on or after June 15, 2010. Early adoption is permitted. If a vendor elects early adoption and the period of adoption is not the beginning of the entity's fiscal year, the entity should apply the amendments retrospectively from the beginning of the year of adoption. The Company does not expect the provisions of ASU 2010-17 to have a material effect on the financial position, results of operations or cash flows of the Company.

In April 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-15 (ASU 2010-15), Financial Services-Insurance (Topic 944): How Investments held through Separate Accounts Affect an Insurer's Consolidation Analysis of Those Investments-a consensus of the FASB Emerging Issues Task Force. The amendments in this Update are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2010. Early adoption is permitted. The amendments in this Update should be applied retrospectively to all prior periods upon the date of adoption. The Company does not expect the provisions of ASU 2010-15 to have a material effect on the financial position, results of operations or cash flows of the Company.

In July 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-20 (ASU 2010-20), Receivables (Topic 310):
Foreign Currency Issues: Disclosures about the Credit Quality of Financing Receivables and the Allowance for Credit Losses. For public entities, the disclosures as of the end of a reporting period are effective for interim and annual reporting periods ending on or after December 15, 2010. The disclosures about activity that occurs during a reporting period are effecting for interim and annual reporting periods beginning on or after December 15, 2010. The Company does not expect the provisions of ASU 2010-20 to have a material effect on the financial position, results of operations or cash flows of the Company.

                                Accend Media
                       (A Development Stage Company)
                       Notes to Financial Statements
                             February 28, 2011
                                 (Audited)


In May 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-19 (ASU 2010-19), Foreign Currency (Topic
830): Foreign Currency Issues: Multiple Foreign Currency Exchange Rates. The amendments in this Update are effective as of the announcement date of March 18, 2010. The Company does not expect the provisions of ASU 2010-19 to have a material effect on the financial position, results of operations or cash flows of the Company.

The company evaluated all of the other recent accounting pronouncements through ASU 2010-19 and deemed that they did not have material impact on financial statements.


NOTE 9.  Legal Proceedings

The Company is not currently involved in any legal proceedings at this time.

PART II -- INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13  Other Expenses of Issuance and Distribution

The following table sets forth all estimated costs and expenses payable by the Company in connection with the Offering of the Common Stock included in this registration statement:


Expenses:

                                                                Amount
                                                                ------
U. S. Securities and Exchange Commission registration fee       $     7
Legal fees and miscellaneous expenses*                          $ 1,000
Audit Fees                                                      $ 3,500
Transfer Agent Fees*                                            $   900
Printing*                                                       $   403
                                                                -------
Total                                                           $ 4,810
                                                                =======

*Estimated expenses

All amounts are estimates other than the Commission's registration fee. We are paying all expenses of the Offering listed above. No portion of these expenses will be borne by the selling stockholders. The selling stockholders, however, will pay any other expenses incurred in selling their Common Stock, including any brokerage commissions or costs of sale.


Item 14  Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws. Under the NRS, unless modified by a corporation's articles of incorporation, a director is not liable to a corporation, its stockholders or creditors for damages unless the director's action or failure constituted a breach of fiduciary duty and such breach involved intentional
misconduct, fraud or a knowing violation of law.   Our bylaws provide that we
will indemnify our directors and officers to the fullest extent permissible under Nevada law if such person acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action, had no reasonable cause to believe such conduct was unlawful. The Company may purchase and maintain insurance or make other financial arrangements on behalf of any individual entitled to indemnity. Our bylaws also provide that we will advance all expenses incurred to any person entitled to indemnity upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to indemnification.

Our bylaws further provide that discretionary indemnification may be authorized (a) by the stockholders; (b) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (c) by independent legal counsel in a written opinion (i) if ordered by a majority vote of disinterested directors or (ii) if a quorum of disinterested directors cannot be obtained.

Item 15  Recent Sales of Unregistered Securities

We issued 24,000,000 shares of common stock on December 20, 2010 and February 28, 2011 to Scott Gerardi, our sole officer and director. One million (1,000,000) of these shares were subsequently transferred to Jonathan W. Marshall on March 1, 2011 in private transaction. These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 (the "Securities Act") at a price of $0.001 per share, for total consideration of $32,000.00. The 24,000,000 shares of common stock are restricted shares as defined in the Securities Act.

During the month of February, 2011, we sold 6,000,000 shares of our common stock to 31 purchasers, each at a price of $0.003 per share. The total amount we received from this offering was $18,000. We completed this offering pursuant an exemption from registration provided by Regulation S promulgated under the Securities Act. No sales involved the use of an underwriter and no commissions were paid in connection with the sale of any securities. Each purchaser represented to us that they were a non-US person as defined in Regulation S. We did not engage in distribution of these offerings in the United States. Appropriate legends were affixed to the stock certificate issued to each purchaser in accordance with Regulation S. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers. The shares were sold to personal acquaintances of the sole officer and director of the Company, and none of the purchasers is, to the knowledge of the Company, in the business of underwriting securities.

Item 16  Exhibits

(a) Exhibits:

The following exhibits are filed as part of this registration statement:

Exhibits.
                                                 Incorporated by reference
                                                 -------------------------
                                        Filed          Period           Filing
Exhibit       Exhibit Description     herewith   Form  ending  Exhibit   date
------------------------------------------------------------------------------
3.1        Articles of Incorporation,             S-1   02/28/11  3.1  4/29/11
           as currently in effect
------------------------------------------------------------------------------
3.2        Bylaws                                 S-1   02/28/11  3.2  4/29/11
           as currently in effect
------------------------------------------------------------------------------
5.1        Opinion of Thomas C. Cook, Esq.        S-1   02/28/11  5.1  4/29/11
           regarding the legality of the
           securities being registered
------------------------------------------------------------------------------
5.2        Opinion of Thomas C. Cook, Esq.  X
           regarding the legality of the
           securities being registered
------------------------------------------------------------------------------
23.1       Consent of De Joya Griffith            S-1   02/28/11 23.1  4/29/11
           & Company, LLC
------------------------------------------------------------------------------
23.3       Consent of De Joya Griffith            S-1   02/28/11 23.1  4/29/11
           & Company, LLC
------------------------------------------------------------------------------
23.4       Consent of Thomas C. Cook, Esq. X
           (included in Exhibit 5.2)
------------------------------------------------------------------------------

Item 17  Undertakings

(A) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any propectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(C) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

                                SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, Nevada on May 20, 2011.

                                        Accend Media
                                      ----------------
                                        (Registrant)

Date:  May 20, 2011           By:  /s/ Scott Gerardi
       ------------           -------------------------------------------
                                          Scott Gerardi
                                          Title: Chief Executive Officer
                                          President and Director
                                          Principal Executive, Financial,
                                          and Accounting Officer


Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

May 20, 2011              /s/  Scott Gerardi      Chairman of the Board
------------              -------------------     Chief Executive Officer
                               Scott Gerardi      President, Director
                                                  Principal Executive,
                                                  Financial, and Accounting
                                                  Officer